EXHIBIT 4.3

Registration  Rights Agreement

Dated March 18, 2009

by and between

KongZhong Corporation

and

Nokia Growth Partners II, L.P.

TABLE OF CONTENTS

i

Registration  Rights Agreement, dated March 18, 2009, by and between KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and Nokia Growth Partners II, L.P., a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS:

A.           The Company and the Investor are parties to a Note and Warrant Purchase Agreement, dated as of March 18, 2009, pursuant to which the Company desires to issue and sell to the Investor (i) US$6,775,400 aggregate principal amount of the Company’s Convertible Senior Note Due 2014 (the “Note”) and (ii) a warrant to purchase 80,000,000 ordinary shares of the Company, par value US$0.0000005 per share (the “Ordinary Shares”) (such warrant, the “Warrant”), and the Investor desires to purchase from the Company the Note and the Warrant; and

B.           In connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Business Combination” means a merger, consolidation, statutory share exchange, sale, transfer or exclusive license of all or substantially all of assets or shares or similar transaction that requires the approval of the Company’s shareholders or other transactions or series of transactions that otherwise result in a change in control of the Company.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Company” has the meaning set forth in the Preamble.

“Effectiveness Period” means the period from and including the date as of which the Shelf Registration Statement becomes effective until the Note Shares, the Warrant Shares and any securities issued by the Company after the date hereof in respect of the Note Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination, subdivision or reclassification of the Ordinary Shares or a Business Combination have ceased to be Registrable Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any United States of America, People’s Republic of China and other national, state, provincial, local and other governmental or regulatory authority.

“HKIAC” has the meaning set forth in Section 9(e)(ii).

“Investor” has the meaning set forth in the Preamble.  References herein to the Investor shall apply to the Permitted Transferee or any other transferee as consented to by the Company pursuant to Section 8.

“Issue Date” means the date of original issuance of the Note and the Warrant.

“Note” has the meaning set forth in Recital A hereto.

“Note Shares” means the Ordinary Shares acquired by the Investor upon conversion of the Note.

“Ordinary Shares” has the meaning set forth in Recital A hereto.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Entity or other entity.

“Permitted Transferee” means Nokia Corporation.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all materials incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means the Note and Warrant Purchase Agreement specified in Recital A hereto, as such agreement may be amended from time to time.

“Registrable Shares” means, at any time, (i) the Note Shares, (ii) the Warrant Shares and (iii) any securities issued by the Company after the date hereof in respect of the Note Shares or the Warrant Shares by way of a share dividend or share split or in connection with a combination, subdivision or reclassification of the Ordinary Shares or a Business Combination, but excluding (iv) any and all Note Shares and Warrant Shares and other securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective Registration Statement or Rule 144 under the Securities Act, (b) have been sold in any other transaction such that a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of Section 8 hereof or any provision of the Purchase Agreement.  It is acknowledged that, once a security of the kind described in any of clauses (i), (ii) and (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 5(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to this Agreement, including the Prospectus, and any pre-effective or post-effective amendments and supplements to such Registration Statement, all exhibits and all documents incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Takedown” has the meaning set forth in Section 2(b).

“Suspension Period” has the meaning set forth in Section 3(f).

“Warrant” has the meaning set forth in Recital A hereto.

“Warrant Shares” means the Ordinary Shares acquired by the Investor upon exercise of the Warrant.

In addition to the above definitions, unless the context requires otherwise:

(i) all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute, rule or regulation include any successor to the section;

(ii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”;

(iii) when a reference is made in this Agreement to “Recitals” or “Sections”, such reference shall be to a Recital or Section of this Agreement unless otherwise indicated;

(iv) references to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise;

(v) references to “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close;

(vi) all references to “US$” mean the lawful currency of the United States of America; and

(vii) the table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 2. F-3 Registration.

(a) Initial Registration. Subject to the other provisions of this Agreement and the eligibility of the Company to use Form F-3, the Company shall use reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, as soon as practicable but in any event by the date that is 60 calendar days after the Issue Date, a Registration Statement on Form F-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time of the Registrable Shares by the Investor (the “Shelf Registration Statement”).

(b) Right to Effect Shelf Takedowns.  The Investor shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective and until the expiration of the Effectiveness Period, to sell such Registrable Shares as are then registered pursuant to such Shelf Registration Statement (each, a “Shelf Takedown”).  The Investor shall provide written notice to the Company of any plan to sell any Registrable Shares not less than 10 Business Days prior to the intended date of the first sale under such plan.  Such notice shall set forth the plan of sale for a period of 60 calendar days (or such other period upon which the Investor and the Company may mutually agree).  The Investor shall provide the Company with a new notice in accordance with the preceding two sentences prior to any sale of Registrable Shares after the expiration of the initial 60-day period (or such period upon which the Investor and the Company may mutually agree).  It is acknowledged that, notwithstanding any other provisions herein, such Shelf Takedowns are not expected to be underwritten.

Section 3. Registration Procedures.  (a)  In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(i)
subject to the other provisions of this Agreement, use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date that is 120 calendar days after the Issue Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period.  At the time the Shelf Registration Statement is declared effective, the Investor shall be named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit the Investor to deliver such Prospectus to purchasers of Registrable Shares in accordance with applicable law;

(ii)
use reasonable best efforts to prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Shelf Registration Statement effective until the expiration of the Effectiveness Period, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Shelf Registration Statement until the expiration of the Effectiveness Period in accordance with the intended methods of disposition set forth in such Shelf Registration Statement;

(iii)	use reasonable best efforts to obtain promptly the withdrawal or lifting of any order suspending the effectiveness of the Shelf Registration Statement;

(iv)
notify the Investor, as soon as reasonably practicable, at any time when a Prospectus would be required under the Securities Act to be delivered by a distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, use reasonable best efforts to prepare, as soon as reasonably practicable, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)
notify the Investor, as soon as reasonably practicable, at any time of (A) any request by the Commission or any other Governmental Entity for amendments or supplements to a Registration Statement or Prospectus and (B) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose; and

(vi)
cooperate with the Investor with respect to the Registrable Shares being offered and, to the extent applicable, use reasonable best efforts to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend, except as required by applicable law) representing the Registrable Shares to be offered and resold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request.

(b) The Company may require the Investor to furnish to the Company information regarding such Investor and each distributor of the Registrable Shares as to which any registration is being effected and the distribution of such Registrable Shares as the Company may from time to time reasonably request in connection with such registration.

(c) The Investor agrees that, upon being advised in writing by the Company of the occurrence of an event pursuant to Sections 3(a)(iv) and 3(a)(v), the Investor will immediately discontinue (and direct any other Persons making offers and sales of the Registrable Shares to immediately discontinue) offers and sales of such Registrable Shares pursuant to any Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(a)(iv), and, if so directed by the Company, the Investor will deliver to the Company all copies of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.  The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as practicable.

(d) It is acknowledged that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective until the expiration of the Effectiveness Period, due to reasons that are not reasonably within its control, or due to any refusal of the Commission to permit a Registration Statement or Prospectus to become or remain effective or to be used because of unresolved comments thereon from the Commission (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(e) The Investor shall provide, at least five Business Days prior to the anticipated filing date of the Registration Statement, all requested information required to be provided by the Investor for inclusion therein.  If the Investor fails to provide such information at least five Business Days prior to the anticipated filing date, the Company shall have the right to defer the filing of the Registration Statement by such an amount of time as it takes to obtain and reflect in the Registration Statement all information that is necessary or advisable to be reflected in the Registration Statement and as would be necessary or advisable under the then-existing market conditions.  The Investor shall, as soon as reasonably practicable, notify the Company in the event that any information supplied by the Investor for inclusion in any Registration Statement or related Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and immediately discontinue (and direct any other Persons making offers and sales of the Registrable Shares to immediately discontinue) offers and sales of such Registrable Shares pursuant to such Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(a)(iv), and, if so directed by the Company, the Investor shall deliver to the Company all copies of the Prospectus covering such Registrable Shares current at the time of such notice.

(f) The Company may (i) delay the filing or effectiveness of a Registration Statement or (ii) prior to the pricing of any offering of Registrable Shares pursuant to a Registration Statement, delay such offering (and, if it so chooses, withdraw any Registration Statement that has been filed) if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the best interests of the Company or its shareholders or (y) that the registration or offering to be delayed would, if not delayed, materially and adversely affect the Company and its subsidiaries, taken as a whole, or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 3(f) is herein called a “Suspension Period”.  The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 3(f)), but shall not be obligated under this Agreement to disclose the reasons therefor.  The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period.

Section 4. Piggyback Registrations.

(a) Right to Piggyback.  If the Company proposes to register any Ordinary Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4) at any time prior to the expiration of the Effectiveness Period, whether for its own account or for the account of one or more holders of Ordinary Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration statement and in any offering of Ordinary Shares to be made pursuant to that registration statement such amount of Registrable Shares that the Company and the Investor have mutually agreed upon, with respect to which the Company has received a written request for inclusion therein from the Investor no more than five Business Days after the Company’s dispatch of its notice to the Investor or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances, provided that such amount of Registrable Shares shall account for not less than 20% of the total number of Ordinary Shares to be so registered.  The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof.

(b) Priority on Primary Piggyback Registrations.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company that in their opinion the number of Ordinary Shares proposed to be included in such offering exceeds the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Ordinary Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Ordinary Shares that the Company proposes to sell and (ii) second, to the extent the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including (i)) exceeds the number of Ordinary Shares proposed under (i), the number of Ordinary Shares requested to be included therein by holders of Ordinary Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Ordinary Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree, such that the sum of the Ordinary Shares proposed under (i) and the number of Ordinary Shares proposed under (ii) does not exceed the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including (i)).

(c) Priority on Secondary Piggyback Registrations.  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Ordinary Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Ordinary Shares proposed to be included in such registration exceeds the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Ordinary Shares to be sold in such offering), the Company shall include in such registration the number of Ordinary Shares requested to be included therein by the holders of Ordinary Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among such holders on the basis of the number of Ordinary Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree, such that the aggregate number of Ordinary Shares proposed to be included in the offering does not exceed the number of Ordinary Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering.

(d) Selection of Underwriters.  If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the sole right and discretion to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations.  The Investor may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Registrable Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 5. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities laws and printing expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (such expenses, the “Registration Expenses”) (but not including any fees attributable to the sale of Registrable Shares), shall be borne by the Company.  The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor, and any share transfer taxes and duties.

Section 6. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or allegedly untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished to the Company by the Investor for use therein.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or allegedly untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished to the Company by or on behalf of the Investor for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person.  Failure to so notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby.  The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent shall not be unreasonably withheld).  An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person, there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one.  If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof.  The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification hereunder, unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.  The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the expiration of the Effectiveness Period but only with respect to offers and sales of Registrable Shares made before the expiration of the Effectiveness Period.

(e) If the indemnification provided for in or pursuant to this Section 6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

Section 7. Securities Act Restrictions.  The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act.  Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available.  Prior to any Transfer of the Purchased Securities, Note Shares or Warrant Shares, the Investor shall notify the Company of such Transfer (it being understood that the notification of any sale of Note Shares and/or Warrant Shares pursuant to an effective registration statement shall be made in accordance with Section 2(b) of this Agreement).  With respect to any such Transfer (other than pursuant to an effective registration statement), the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request.   The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement.  Any certificates representing the Registrable Shares may bear a legend (and the Company’s register of members may bear a notation) referencing the restrictions on transfer contained in this Agreement and the Purchase Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares.

Section 8. Assignment; Transfers of Rights.  Neither this Agreement nor any rights hereunder are assignable or transferable, without the prior written consent of the Company; provided, however, if the Investor transfers the Purchased Securities to the Permitted Transferee in accordance with Section 4.5(b) of the Purchase Agreement, this Agreement may also be assigned to the Permitted Transferee without the prior written consent of the Company.  Such Permitted Transferee shall, together with all other such transferees as consented to by the Company, also have the rights of the Investor under this Agreement, but only if such transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has joined with the Investor as a party to this Agreement and has assumed the rights and obligations of the Investor hereunder with respect to the rights transferred to it by the Investor.  Such permitted transfer shall be effective when (but only when) such transferee has signed and delivered the written acknowledgment to the Company.  Upon any such effective transfer, such transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights not so transferred, shall continue, provided that under no circumstances shall the Company be required to provide more than one Shelf Registration.  Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 9. Miscellaneous.

(a) Future Registration Rights.  The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of the Investor in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to the Investor under this Agreement.

(b) Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or representative of each party.

(c) Waiver of Conditions.  The conditions to each party’s duty to perform its obligations under this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.  No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

(d) Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(e) Governing Law; Submission to Jurisdiction, Etc.

(i)	This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(ii)
Each of the parties hereto agrees all disputes arising among the parties in connection with this Agreement, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement, within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules.  If any party fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the parties as the second of the three arbitrators.  The arbitration shall be conducted in English.  To the extent consistent with UNCITRAL rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with the Transaction Documents.  The parties hereto further agree that, to the extent consistent with UNCITRAL rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.

(iii)	Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 9(f).

(iv)
To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

(f) Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)	If to the Investor:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II, L.L.C., its general partner
545 Middlefield Road, Suite 210
Menlo Park, CA 94025
United States of America
Attention: John Gardner
Facsimile: (+1-650) 462-7252

with a copy to:

Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

(B)	If to the Company:

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857-5891

with a copy to:

Sullivan & Cromwell LLP
Suite 501, Tower 1, China World Trade Center
One Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Attention: Robert Chu
Facsimile: (+86-10) 5923-5950

(g) Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) Severability.  If any provision of this Agreement, or the application hereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(i) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and the Permitted Transferee or other transferee to which a transfer is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 6 hereof).

*           *           *

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

KONGZHONG CORPORATION

By:	/s/ LEILEI WANG
Name: Leilei Wang
Title: CEO of the Company

NOKIA GROWTH PARTNERS II, L.P.

By:	N.G. Partners II, L.L.C.

/s/ JOHN GARDNER
Name: John Gardner
Title: Managing Member